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                                                                      EXHIBIT 16





November 29, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We have read Item 5 of the TouchStone Software Corporation Form 10QSB/A amendment No. 1 bearing a signature dated November 29, 1999 and agree with the statements made in Item 5(a) of such Form 10QSB/A amendment No. 1 except that we have no basis to agree or disagree with the statements made in:

 . Paragraph (a)(1)(iii) of Item 5

 . Paragraph (a)(2) of Item 5

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP